Evolus Appoints Veteran Healthcare Executive Lauren Silvernail as Chief Financial Officer and Executive Vice President, Corporate Development

Irvine, Calif., May 29 2018 - Evolus, Inc. (NASDAQ: EOLS) ("Evolus" or the "Company"), a premiere aesthetics company, today announced the appointment of Lauren Silvernail as Chief Financial Officer and Executive Vice President, Corporate Development. Mrs. Silvernail joins Evolus from Revance Therapeutics where she most recently served as Chief Financial Officer and Chief Business Officer. At Revance she successfully led multiple capital raises and executed a number of the company’s pre-commercial strategies.

Prior to her time at Revance Therapeutics, Mrs. Silvernail was Chief Financial Officer and Vice President, Corporate Development at ISTA Pharmaceuticals Inc. working to grow the business from development stage through commercialization and into profitability until its acquisition by Bausch + Lomb. Prior to ISTA, Mrs. Silvernail served in various operating and corporate development positions for Allergan, most recently as Vice President of Business Development, where she led and closed acquisitions, licensing and commercial co-promotion transactions.

David Moatazedi, President and Chief Executive Officer of Evolus, stated, "I welcome Lauren to Evolus as her appointment further strengthens our executive leadership team and represents a critical milestone for the Company ahead of commercialization. Lauren brings extensive category experience and deep financial, operational, commercial, and corporate development expertise as we prepare to bring our first product candidate to market."
Lauren Silvernail, Chief Financial Officer and Executive Vice President, Corporate Development of Evolus, said, "I am excited to join Evolus at this critical juncture in the evolving competitive landscape of the neurotoxin market. I am confident that my diverse background in healthcare will meaningfully complement the team as we move to execute on the Evolus vision to build a dynamic and customer centric dedicated aesthetics platform company."

Earlier in her career Mrs. Silvernail was a partner in a seed venture capital fund and held marketing roles of increasing responsibility at Bio-Rad Laboratories and Varian Associates. She holds an MBA in Finance and Accounting from Anderson Graduate School of Management at UCLA and a BA in Biophysics from University of California, Berkeley.

About Evolus, Inc.

Evolus is a premiere aesthetics company focused on providing physicians and their patients with expanded choices in aesthetic treatments and procedures. Lead candidate DWP-450, also known by the chemical name prabotulinumtoxinA, is a 900 kDa purified botulinum toxin type A complex that is being evaluated for the treatment of moderate to severe glabellar lines.

Forward-Looking Statements

Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expect," "believes," "strategy," "opportunity," "anticipates," "outlook," "designed," and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on March 29, 2018 and May 10, 2018, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Evolus Contacts:

Investor Contact:
Brian Johnston, The Ruth Group
Tel: +1 646-536-7028
Email: IR@Evolus.com

Media:
Kirsten Thomas, The Ruth Group
Tel: +1-508-280-6592
Email: kthomas@theruthgroup.com